Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP April 22, 2024

Ameriprise Financial Reports First Quarter 2024 Results,
Raises Quarterly Dividend 10 Percent

Earnings Per Diluted Share		Return on Equity, ex AOCI (1)
	Q1 2024		Q1 2024
GAAP	$9.46	GAAP	48.1%
Adjusted Operating	$8.39	Adjusted Operating	49.0%

•First quarter adjusted operating earnings per diluted share was $8.39, up 16 percent from strong growth across the company.	Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer

“Ameriprise delivered another good quarter with contributions across our diversified business.

Wealth Management continues to be our primary growth driver with firm-wide assets under management and administration increasing to a new high of $1.4 trillion aided by positive markets. The combination of our businesses and capabilities provides important strength, allowing us to serve clients’ needs well in a dynamic operating environment.

Our capital position is a consistent differentiator. Ameriprise generates significant free cash flow that we invest for growth and return to shareholders, including today’s announcement of another increase in our dividend, up 10 percent.”

•First quarter GAAP net income per diluted share was $9.46 compared to $3.79 a year ago, primarily from market impacts on the valuation of derivatives and market risk benefits.
•Adjusted operating net revenues increased 11 percent from organic growth, strong equity markets and higher spread revenues.
•Assets under management and administration reached $1.4 trillion, up 15 percent from strong client net inflows and market appreciation.
•General and administrative expenses remained well managed with a continued focus on enhancing operational efficiency and effectiveness.
•Pretax adjusted operating margin was 26.3 percent and adjusted operating return on equity was 49.0 percent.
•The company returned $650 million of capital to shareholders in the quarter, demonstrating its balance sheet strength and strong free cash flow generation.
•During the quarter, Columbia Threadneedle Investments ranked in the top 10 of Barron's annual ranking of the Best Fund Families.(2)

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.
(2) See page 8 for related information.

Ameriprise Financial, Inc.
First Quarter Summary
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2024	2023
GAAP net income	$990	$417	NM
Adjusted operating earnings (reconciliation on p. 24)	$878	$798	10%

GAAP net income per diluted share	$9.46	$3.79	NM
Adjusted operating earnings per diluted share (reconciliation on p. 24)	$8.39	$7.25	16%

GAAP Return on Equity, ex. AOCI	48.1%	45.2%
Adjusted Operating Return on Equity, ex. AOCI (reconciliation on p. 27)	49.0%	49.5%

GAAP Equity, ex. AOCI	$6,809	$6,129	11%
Available Capital for Capital Adequacy (reconciliation on p. 25)	$5,135	$5,377	(5)%

Weighted average common shares outstanding:
Basic	102.8	107.9
Diluted	104.6	110.0

NM Not Meaningful - variance equal to or greater than 100%

First quarter 2024 GAAP results included favorable market impacts on the valuation of derivatives and market risk benefits, while the prior year quarter included unfavorable market impacts on the valuation of derivatives and market risk benefits.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, unaudited)	2024	2023
Adjusted operating net revenues	$2,560	$2,265	13%

Distribution expenses	1,369	1,173	(17)%
Interest and debt expense	9	7	(29)%
General and administrative expenses	420	392	(7)%
Adjusted operating expenses	1,798	1,572	(14)%
Pretax adjusted operating earnings	$762	$693	10%

Pretax adjusted operating margin	29.8%	30.6%	(80) bps

	Quarter Ended March 31,		% Better/ (Worse)
(in billions, unless otherwise noted)	2024	2023
Total client assets	$954	$799	19%
Total client net flows	$8.5	$12.3	(31)%
Wrap net flows	$6.5	$6.2	4%
AWM cash balances	$43.3	$44.3	(2)%
Adjusted operating net revenue per advisor (TTM in thousands)	$942	$847	11%

Advice & Wealth Management pretax adjusted operating earnings and margin were strong at $762 million and 29.8 percent, respectively.

Adjusted operating net revenues increased 13 percent to $2.6 billion from growth in client assets in both wrap and brokerage accounts, increased transactional activity and a 30 percent increase in bank net investment income.

Adjusted operating expenses increased 14 percent to $1.8 billion compared to a year ago. Distribution expenses increased 17 percent. General and administrative expense was $420 million, up 7 percent. The company expects mid-single digit growth in general and administrative expenses for the full year.

The Wealth Management business continued to deliver profitable organic growth. Clients and advisors remained engaged and focused on positioning portfolios to meet financial planning goals through the market cycle.
•Total client assets grew 19 percent to $954 billion, with wrap assets up 20 percent to $522 billion. In the quarter, total client net flows were $8.5 billion, including wrap flows of $6.5 billion.
•Transactional activity increased 17 percent with strong growth in structured annuities and brokerage, an initial sign that clients are leveraging the company’s planning model to put money back to work.
•Cash balances were fairly stable at $43.3 billion, with cash sweep down only $1.0 billion in the quarter reflecting normal seasonal patterns.
•Total client cash including third-party money market funds and brokered CDs increased $0.9 billion sequentially to $82.4 billion, as clients remain heavily concentrated in yield-oriented products.
•The advisor network and advisor productivity grew from a year ago. Adjusted operating net revenue per advisor on a trailing 12-month basis was $942,000, up 11 percent from enhanced productivity, business growth and market appreciation, and the company added 64 experienced advisors in the quarter.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, unaudited)	2024	2023
Adjusted operating net revenues	$855	$799	7%

Distribution expenses	242	230	(5)%
Amortization of deferred acquisition costs	2	1	NM
Interest and debt expense	2	2	-
General and administrative expenses	403	401	-
Adjusted operating expenses	649	634	(2)%
Pretax adjusted operating earnings	$206	$165	25%

Net pretax adjusted operating margin (1)	34.9%	31.0%

	Quarter Ended March 31,		% Better/ (Worse)
(in billions)	2024	2023
Total segment AUM	$652	$608	7%

Net Flows
Global Retail net flows, ex. legacy insurance partners flows	$(2.7)	$(4.5)	39%
Global Institutional net flows, ex. legacy insurance partners flows	(2.2)	2.8	NM
Legacy insurance partners flows	(0.8)	(0.8)	3%
Total segment net flows	$(5.7)	$(2.5)	NM

Model delivery AUA Flows (2)	$0.2	$(0.2)	NM

(1) See reconciliation on page 13.
(2) Estimated based on the period-to-period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Asset Management adjusted operating net revenues grew 7 percent to $855 million and pretax adjusted operating earnings increased 25 percent to $206 million. Financial results reflected equity market appreciation and disciplined expense management, which more than offset the cumulative impact of net outflows. Net pretax adjusted operating margin was 35 percent, consistent with the company’s targeted range of 31 to 35 percent.

Adjusted operating expenses increased 2 percent, with general and administrative expenses flat from a year ago. Adjusted for foreign exchange and higher performance fee compensation, general and administrative expense was 3 percent lower than last year reflecting the benefits from comprehensive expense management initiatives taken since 2023.

Total assets under management increased 7 percent to $652 billion as equity market appreciation more than offset net outflows. The underlying fee rate remained stable at 46 basis points.

In the quarter, net outflows were $5.7 billion. Flows included $0.8 billion of outflows related to legacy insurance partners.
•Retail net outflows were $2.7 billion, consistent with other active managers. Gross sales improved in North America and EMEA year-over-year and sequentially, while redemptions remained stable.
•Global institutional outflows were $2.2 billion, primarily from a slowdown in the funding of new mandates, as well as redemptions in lower fee mandates and $0.4 billion of outflows from the previously announced proactive portfolio manager actions related to expense management initiatives.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, unaudited)	2024	2023
Adjusted operating net revenues	$912	$824	11%
Adjusted operating expenses	713	630	(13)%
Pretax adjusted operating earnings	$199	$194	3%

Retirement & Protection Solutions pretax adjusted operating earnings increased 3 percent to $199 million, reflecting the benefit of higher interest rates and equity markets offset by higher distribution expenses associated with strong structured annuity sales levels. These high-quality books of business continued to generate strong free cash flow and return on capital with a differentiated risk profile.

Retirement & Protection Solutions sales increased 33 percent to $1.3 billion primarily from strong sales growth in structured variable annuities similar to the industry. Protection sales grew 8 percent to $65 million with the majority of sales in higher margin accumulation VUL products.

Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, unaudited)	2024	2023
Corporate & Other, excluding Closed Blocks	$(99)	$(73)	(36)%
Closed Blocks (1)	10	(1)	NM
Pretax adjusted operating earnings / (loss)	$(89)	$(74)	(20)%

Long Term Care	$16	$8	NM
Fixed Annuities	(6)	(9)	33%
Closed Blocks pretax adjusted operating earnings / (loss)	$10	$(1)	NM

(1) Long Term Care and Fixed Annuities.
NM Not Meaningful - variance equal to or greater than 100%

Total Corporate & Other Excluding Closed Blocks pretax adjusted operating loss was $99 million, which included $16 million of unfavorable mark-to-market impacts on share-based compensation expense, severance expense and a lease write-down.

Long Term Care pretax adjusted operating earnings increased to $16 million, showing continued improvement in financial performance from higher investment yields.

Fixed Annuities pretax adjusted operating loss was consistent with expectations at $6 million.

Taxes
The operating effective tax rate was 18.6 percent, reflecting favorable share-based accounting tax benefits in the quarter. The operating effective tax rate is expected to be approximately 21 percent for full year 2024.

Contacts

Investor Relations: Media Relations:

Alicia A. Charity Paul W. Johnson
Ameriprise Financial, Inc. Ameriprise Financial, Inc.
(612) 671-2080 (612) 671-0625
alicia.a.charity@ampf.com paul.w.johnson@ampf.com

Stephanie M. Rabe
Ameriprise Financial, Inc.
(612) 671-4085
stephanie.m.rabe@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 125 years. With extensive investment advice, asset management and insurance capabilities and a nationwide network of over 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs. For more information, or to find an Ameriprise financial advisor, visit ameriprise.com.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited, Columbia Threadneedle Asset Managers Limited, Columbia Threadneedle (EM) Investments Limited, and Pyrford International Ltd, are SEC- and FCA-registered investment adviser affiliates of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating measures, available capital for capital adequacy and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, acquisition integration, general and administrative costs, net pretax adjusted operating margin, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets;
•statements estimating Advice & Wealth Management general and administrative expenses for full year 2024;

•statements estimating the expected full year 2024 operating effective tax rate; and
•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “commitment,” “scenario,” “case,” “appear,” “expands” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2023 available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-Q for the period ended March 31, 2024.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

Barron’s Best Fund Families of 2023 - February 29, 2024: Columbia Threadneedle Investments ranked as follows: One-year (8 out of 49); Five-year (11 out of 47); Ten-year (4 out of 46).

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	1 Qtr 2024	1 Qtr 2023	% Better/ (Worse)	4 Qtr 2023	% Better/ (Worse)
Revenues
Management and financial advice fees	$2,399	$2,137	12%	$2,284	5%
Distribution fees	506	517	(2)%	469	8%
Net investment income	901	698	29%	888	1%
Premiums, policy and contract charges	390	362	8%	404	(3)%
Other revenues	129	131	(2)%	123	5%
Total revenues	4,325	3,845	12%	4,168	4%
Banking and deposit interest expense	179	103	(74)%	176	(2)%
Total net revenues	4,146	3,742	11%	3,992	4%

Expenses
Distribution expenses	1,419	1,226	(16)%	1,307	(9)%
Interest credited to fixed accounts	132	164	20%	190	31%
Benefits, claims, losses and settlement expenses	295	301	2%	602	51%
Remeasurement (gains) losses of future policy benefit reserves	(4)	(5)	(20)%	(3)	33%
Change in fair value of market risk benefits	(18)	489	NM	240	NM
Amortization of deferred acquisition costs	61	62	2%	61	-
Interest and debt expense	82	72	(14)%	84	2%
General and administrative expense	960	937	(2)%	1,017	6%
Total expenses	2,927	3,246	10%	3,498	16%
Pretax income	1,219	496	NM	494	NM
Income tax provision	229	79	NM	117	(96)%
Net income	$990	$417	NM	$377	NM

Earnings per share
Basic earnings per share	$9.63	$3.86		$3.64
Earnings per diluted share	$9.46	$3.79		$3.57

Weighted average common shares outstanding
Basic	102.8	107.9		103.5
Diluted	104.6	110.0		105.7

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	1 Qtr 2024	1 Qtr 2023	% Better/ (Worse)	4 Qtr 2023	% Better/ (Worse)

Assets Under Management and Administration
Advice & Wealth Management AUM	$518,080	$431,438	20%	$484,825	7%
Asset Management AUM	652,077	607,679	7%	636,936	2%
Corporate AUM	429	243	77%	395	9%
Eliminations	(43,181)	(38,091)	(13)%	(41,093)	(5)%
Total Assets Under Management	1,127,405	1,001,269	13%	1,081,063	4%
Total Assets Under Administration	297,457	234,339	27%	279,549	6%
Total AUM and AUA	$1,424,862	$1,235,608	15%	$1,360,612	5%

S&P 500
Daily average	4,996	3,998	25%	4,472	12%
Period end	5,254	4,109	28%	4,770	10%

Weighted Equity Index (WEI) (1)
Daily average	3,218	2,664	21%	2,892	11%
Period end	3,379	2,718	24%	3,102	9%

Common shares
Beginning balance	100.2	105.3	(5)%	101.4	(1)%
Repurchases	(1.2)	(1.6)	25%	(1.2)	-
Issuances	1.2	1.1	9%	0.1	NM
Other	(0.6)	(0.4)	(50)%	(0.1)	NM
Total common shares outstanding	99.6	104.4	(5)%	100.2	(1)%
Restricted stock units	2.6	2.6	-	2.7	(4)%
Total basic common shares outstanding	102.2	107.0	(4)%	102.9	(1)%
Total potentially dilutive shares	1.8	2.0	(10)%	2.2	(18)%
Total diluted shares	104.0	109.0	(5)%	105.1	(1)%

Capital Returned to Shareholders
Dividends paid	$143	$138	4%	$142	1%
Common stock share repurchases	507	506	-	445	14%
Total Capital Returned to Shareholders	$650	$644	1%	$587	11%

(1) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2024	1 Qtr 2023	% Better/ (Worse)	4 Qtr 2023	% Better/ (Worse)

Revenues
Management and financial advice fees:
Advisory fees	$1,303	$1,109	17%	$1,196	9%
Financial planning fees	112	101	11%	119	(6)%
Transaction and other fees	94	89	6%	93	1%
Total management and financial advice fees	1,509	1,299	16%	1,408	7%
Distribution fees:
Mutual funds	196	175	12%	185	6%
Insurance and annuity	247	211	17%	236	5%
Off-Balance sheet brokerage cash	50	126	(60)%	48	4%
Other products	105	81	30%	90	17%
Total distribution fees	598	593	1%	559	7%
Net investment income	560	409	37%	547	2%
Other revenues	72	67	7%	65	11%
Total revenues	2,739	2,368	16%	2,579	6%
Banking and deposit interest expense	179	103	(74)%	176	(2)%
Adjusted operating total net revenues	2,560	2,265	13%	2,403	7%

Expenses
Distribution expenses	1,369	1,173	(17)%	1,266	(8)%
Interest and debt expense	9	7	(29)%	8	(13)%
General and administrative expense	420	392	(7)%	431	3%
Adjusted operating expenses	1,798	1,572	(14)%	1,705	(5)%
Pretax adjusted operating earnings	$762	$693	10%	$698	9%

Pretax adjusted operating margin	29.8%	30.6%		29.0%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	1 Qtr 2024	1 Qtr 2023	% Better/ (Worse)	4 Qtr 2023	% Better/ (Worse)

AWM Total Client Assets	$953,769	$798,724	19%	$900,502	6%

Total Client Flows (1)	$8,501	$12,261	(31)%	$22,710	(63)%

Total Wrap Accounts
Beginning assets	$488,200	$412,096	18%	$444,061	10%
Net flows (1)	6,518	6,240	4%	6,961	(6)%
Market appreciation (depreciation) and other	27,004	16,338	65%	37,178	(27)%
Total wrap ending assets	$521,722	$434,674	20%	$488,200	7%

Advisory wrap account assets ending balance (2)	$516,469	$430,088	20%	$483,315	7%

Brokerage Cash & Certificates Balances
On-balance sheet (Net Investment Income)
On-balance sheet - broker dealer	$2,477	$2,854	(13)%	$2,388	4%
On-balance sheet - bank	21,329	20,008	7%	21,498	(1)%
On-balance sheet - certificate	13,211	11,102	19%	13,471	(2)%
Total on-balance sheet	$37,017	$33,964	9%	$37,357	(1)%
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer (1)	$6,242	$10,350	(40)%	$7,103	(12)%
Total brokerage cash & certificates balances	$43,259	$44,314	(2)%	$44,460	(3)%

Gross Fee Yield
On-balance sheet - broker dealer	5.12%	4.27%		5.53%
On-balance sheet - bank	5.06%	4.46%		5.07%
On-balance sheet - certificates	5.69%	4.86%		5.51%
Off-balance sheet - broker dealer	2.95%	3.86%		3.49%

Financial Advisors
Employee advisors	2,227	2,099	6%	2,228	-
Franchisee advisors	8,137	8,160	-	8,139	-
Total financial advisors	10,364	10,259	1%	10,367	-

Advisor Retention
Employee	92.8%	92.8%		92.5%
Franchisee	92.3%	93.6%		92.5%

(1) Q4 2023 includes the addition of $14.7 billion of total client flows from the company's partnership with Comerica, including $2.0 billion of wrap flows and $2.5 billion of cash sweep into off-balance sheet - broker dealer.

(2) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2024	1 Qtr 2023	% Better/ (Worse)	4 Qtr 2023	% Better/ (Worse)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$530	$491	8%	$479	11%
Institutional	159	152	5%	203	(22)%
Transaction and other fees	50	48	4%	49	2%
Revenue from other sources (1)	3	3	-	3	-
Total management and financial advice fees	742	694	7%	734	1%
Distribution fees:
Mutual funds	56	52	8%	53	6%
Insurance and annuity	39	38	3%	38	3%
Total distribution fees	95	90	6%	91	4%
Net investment income	11	9	22%	15	(27)%
Other revenues	7	6	17%	5	40%
Total revenues	855	799	7%	845	1%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	855	799	7%	845	1%

Expenses
Distribution expenses	242	230	(5)%	228	(6)%
Amortization of deferred acquisition costs	2	1	NM	2	-
Interest and debt expense	2	2	-	2	-
General and administrative expense	403	401	-	419	4%
Adjusted operating expenses	649	634	(2)%	651	-
Pretax adjusted operating earnings	$206	$165	25%	$194	6%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$855	$799	7%	$845	1%
Distribution pass through revenues	(192)	(182)	(5)%	(180)	(7)%
Subadvisory and other pass through revenues	(96)	(95)	(1)%	(100)	4%
Net adjusted operating revenues	$567	$522	9%	$565	-

Pretax adjusted operating earnings	$206	$165	25%	$194	6%
Adjusted operating net investment income	(11)	(9)	(22)%	(15)	27%
Amortization of intangibles	3	6	(50)%	4	(25)%
Net adjusted operating earnings	$198	$162	22%	$183	8%

Pretax adjusted operating margin	24.1%	20.7%		23.0%
Net pretax adjusted operating margin (2)	34.9%	31.0%		32.4%

Performance fees (3)
Performance fees	$17	$5	NM	$44	(61)%
General and administrative expense related to performance fees	11	2	NM	23	52%
Net performance fees	$6	$3	NM	$21	(71)%

(1) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(2) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(3) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	1 Qtr 2024	1 Qtr 2023	% Better/ (Worse)	4 Qtr 2023	% Better/ (Worse)

Managed Assets Rollforward
Global Retail Funds
Beginning assets	$334,860	$309,293	8%	$310,170	8%
Inflows	14,047	12,096	16%	13,029	8%
Outflows	(16,308)	(16,394)	1%	(17,324)	6%
Net VP/VIT fund flows	(1,560)	(1,187)	(31)%	(1,389)	(12)%
Net new flows	(3,821)	(5,485)	30%	(5,684)	33%
Reinvested dividends	1,010	842	20%	4,692	(78)%
Net flows	(2,811)	(4,643)	39%	(992)	NM
Distributions	(1,206)	(1,008)	(20)%	(5,367)	78%
Market appreciation (depreciation) and other	19,407	16,074	21%	27,647	(30)%
Foreign currency translation (1)	(683)	1,675	NM	3,402	NM
Total ending assets	349,567	321,391	9%	334,860	4%
% of total retail assets sub-advised	15.6%	15.7%		15.6%

Global Institutional
Beginning assets	302,076	274,736	10%	277,001	9%
Inflows (2)	9,352	12,759	(27)%	9,810	(5)%
Outflows (2)	(12,219)	(10,645)	(15)%	(14,021)	13%
Net flows	(2,867)	2,114	NM	(4,211)	32%
Market appreciation (depreciation) and other (3)	4,786	6,322	(24)%	22,028	(78)%
Foreign currency translation (1)	(1,485)	3,116	NM	7,258	NM
Total ending assets	302,510	286,288	6%	302,076	-

Total managed assets	$652,077	$607,679	7%	$636,936	2%

Total net flows	$(5,678)	$(2,529)	NM	$(5,203)	(9)%

Legacy insurance partners flows	$(779)	$(799)	3%	$(1,212)	36%

Total Assets Under Advisement (4)	$28,669	$24,343	18%	$26,160	10%
Model delivery AUA flows (5)	$243	$(244)	NM	$308	(21)%

(1) Amounts represent local currency to US dollar translation for reporting purposes.
(2) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product and Ameriprise Bank, FSB.
(3) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product and Ameriprise Bank, FSB.

(4) Assets are presented on a one-quarter lag.
(5) Estimated flows based on the period-to-period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	1 Qtr 2024	1 Qtr 2023	% Better/ (Worse)	4 Qtr 2023	% Better/ (Worse)

Total Managed Assets by Type
Equity	$341,406	$308,968	10%	$323,043	6%
Fixed income	236,588	224,666	5%	238,353	(1)%
Money market	22,164	22,218	-	23,833	(7)%
Alternative	33,002	34,724	(5)%	33,476	(1)%
Hybrid and other	18,917	17,103	11%	18,231	4%
Total managed assets by type	$652,077	$607,679	7%	$636,936	2%

Average Managed Assets by Type (1)
Equity	$330,281	$308,576	7%	$304,353	9%
Fixed income	235,529	217,792	8%	222,304	6%
Money market	22,607	22,083	2%	22,753	(1)%
Alternative	33,237	34,668	(4)%	33,503	(1)%
Hybrid and other	18,476	16,945	9%	17,329	7%
Total average managed assets by type	$640,130	$600,064	7%	$600,242	7%

(1) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	1 Qtr 2024

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	61%	66%	80%	89%
Fixed Income	74%	53%	75%	85%
Asset Allocation	87%	59%	82%	90%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	117	71	93	104

Retail Fund performance rankings for each fund are measured on a consistent basis against the most appropriate peer group or index. Peer groupings of Columbia funds are defined by Lipper category and are based on the Primary Share Class (i.e., Institutional if available, otherwise Advisor or Institutional 3 share class), net of fees. Peer groupings of Threadneedle funds are defined by either IA or Morningstar index and are based on Primary Share Class. Comparisons to Index are measured Gross of Fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Morningstar as of 03/31/24. Columbia funds are available for purchase by U.S. customers. Out of 89 Columbia funds rated (based on primary share class), 3 received a 5-star Overall Rating and 38 received a 4-star Overall Rating. Out of 145 Threadneedle funds rated (based on highest-rated share class), 22 received a 5-star Overall Rating and 54 received a 4-star Overall Rating. The Overall Morningstar Rating is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Not all funds are available in all jurisdictions, to all investors or through all firms.

© 2024 Morningstar. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2024	1 Qtr 2023	% Better/ (Worse)	4 Qtr 2023	% Better/ (Worse)

Revenues
Management and financial advice fees	$189	$183	3%	$181	4%
Distribution fees	104	97	7%	100	4%
Net investment income	243	195	25%	245	(1)%
Premiums, policy and contract charges	374	346	8%	389	(4)%
Other revenues	2	3	(33)%	3	(33)%
Total revenues	912	824	11%	918	(1)%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	912	824	11%	918	(1)%

Expenses
Distribution expenses	124	110	(13)%	117	(6)%
Interest credited to fixed accounts	91	88	(3)%	93	2%
Benefits, claims, losses and settlement expenses	224	162	(38)%	226	1%
Remeasurement (gains) losses of future policy benefit reserves	(2)	(3)	(33)%	(2)	-
Change in fair value of market risk benefits	129	115	(12)%	131	2%
Amortization of deferred acquisition costs	57	58	2%	57	-
Interest and debt expense	12	13	8%	14	14%
General and administrative expense	78	87	10%	80	3%
Adjusted operating expenses	713	630	(13)%	716	-
Pretax adjusted operating earnings	$199	$194	3%	$202	(1)%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	1 Qtr 2024	1 Qtr 2023	% Better/ (Worse)	4 Qtr 2023	% Better/ (Worse)

Variable Annuities Rollforwards
Beginning balance	$80,754	$74,385	9%	$75,084	8%
Deposit	1,158	874	32%	1,073	8%
Withdrawals and terminations	(2,067)	(1,623)	(27)%	(1,922)	(8)%
Net flows	(909)	(749)	(21)%	(849)	(7)%
Investment performance and interest credited	4,197	3,173	32%	6,519	(36)%
Total ending balance - contract accumulation values	$84,042	$76,809	9%	$80,754	4%

Variable annuities fixed sub-accounts	$4,067	$4,644	(12)%	$4,215	(4)%

Life Insurance In Force	$198,550	$198,707	-	$198,775	-

Net Amount at Risk (Life)	$38,240	$38,120	-	$38,406	-

Net Policyholder Reserves
VUL/UL	$15,305	$13,783	11%	$14,715	4%
Term and whole life	180	195	(8)%	187	(4)%
Disability insurance	521	552	(6)%	536	(3)%
Other insurance	528	552	(4)%	537	(2)%
Total net policyholder reserves	$16,534	$15,082	10%	$15,975	3%

DAC Ending Balances
Variable Annuities DAC	$1,697	$1,733	(2)%	$1,704	-
Life and Health DAC	$957	$967	(1)%	$961	-

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	1 Qtr 2024	1 Qtr 2023	% Better/ (Worse)	4 Qtr 2023	% Better/ (Worse)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	—	(1)	NM	(8)	NM
Premiums, policy and contract charges	—	—	-	—	-
Other revenues	1	2	(50)%	1	-
Total revenues	1	1	-	(7)	NM
Banking and deposit interest expense	8	4	NM	7	(14)%
Adjusted operating total net revenues	(7)	(3)	NM	(14)	50%

Expenses
Distribution expenses	—	—	-	—	-
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	—	—	-	—	-
Remeasurement (gains) losses of future policy benefit reserves	—	—	-	—	-
Change in fair value of market risk benefits	—	—	-	—	-
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	23	16	(44)%	20	(15)%
General and administrative expense	69	54	(28)%	83	17%
Adjusted operating expenses	92	70	(31)%	103	11%
Pretax adjusted operating earnings (loss)	$(99)	$(73)	(36)%	$(117)	15%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	1 Qtr 2024	1 Qtr 2023	% Better/ (Worse)	4 Qtr 2023	% Better/ (Worse)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	49	44	11%	48	2%
Premiums, policy and contract charges	23	23	-	24	(4)%
Other revenues	—	—	-	—	-
Total revenues	72	67	7%	72	-
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	72	67	7%	72	-

Expenses
Distribution expenses	(3)	(3)	-	(4)	(25)%
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	53	56	5%	60	12%
Remeasurement (gains) losses of future policy benefit reserves	(2)	(2)	-	(1)	NM
Change in fair value of market risk benefits	—	—	-	—	-
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	2	2	-	2	-
General and administrative expense	6	6	-	5	(20)%
Adjusted operating expenses	56	59	5%	62	10%
Pretax adjusted operating earnings (loss)	$16	$8	NM	$10	60%

Long Term Care Policyholder Reserves, net of reinsurance	$2,615	$2,659	(2)%	$2,677	(2)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	1 Qtr 2024	1 Qtr 2023	% Better/ (Worse)	4 Qtr 2023	% Better/ (Worse)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	9	8	13%	9	-
Premiums, policy and contract charges	—	1	NM	—	-
Other revenues	47	53	(11)%	49	(4)%
Total revenues	56	62	(10)%	58	(3)%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	56	62	(10)%	58	(3)%

Expenses
Distribution expenses	1	1	-	1	-
Interest credited to fixed accounts	55	61	10%	57	4%
Benefits, claims, losses and settlement expenses	—	2	NM	1	NM
Remeasurement (gains) losses of future policy benefit reserves	—	—	-	—	-
Change in fair value of market risk benefits	—	—	-	—	-
Amortization of deferred acquisition costs	2	3	33%	2	-
Interest and debt expense	—	—	-	—	-
General and administrative expense	4	4	-	4	-
Adjusted operating expenses	62	71	13%	65	5%
Pretax adjusted operating earnings (loss)	$(6)	$(9)	33%	$(7)	14%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Eliminations (1) Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2024	1 Qtr 2023	% Better/ (Worse)	4 Qtr 2023	% Better/ (Worse)

Revenues
Management and financial advice fees	$(39)	$(37)	(5)%	$(37)	(5)%
Distribution fees	(291)	(263)	(11)%	(280)	(4)%
Net investment income	(17)	(12)	(42)%	(16)	(6)%
Premiums, policy and contract charges	(9)	(8)	(13)%	(8)	(13)%
Other revenues	—	—	-	—	-
Total revenues	(356)	(320)	(11)%	(341)	(4)%
Banking and deposit interest expense	(8)	(4)	NM	(7)	14%
Adjusted operating total net revenues	(348)	(316)	(10)%	(334)	(4)%

Expenses
Distribution expenses	(314)	(285)	10%	(301)	4%
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	(5)	(5)	-	(5)	-
Remeasurement (gains) losses of future policy benefit reserves	—	—	-	—	-
Change in fair value of market risk benefits	—	—	-	—	-
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	(8)	(8)	-	(7)	14%
General and administrative expense	(21)	(18)	17%	(21)	-
Adjusted operating expenses	(348)	(316)	10%	(334)	4%
Pretax adjusted operating earnings (loss)	$—	$—	-	$—	-

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	March 31, 2024	March 31, 2023	December 31, 2023

Long-term Debt Summary
Senior notes	$3,400	$3,550	$3,400
Finance lease liabilities	17	28	20
Other (1)	(19)	(18)	(21)
Total Ameriprise Financial long-term debt	3,398	3,560	3,399
Non-recourse debt of consolidated investment entities	2,119	2,367	2,155
Total long-term debt	$5,517	$5,927	$5,554

Total Ameriprise Financial long-term debt	$3,398	$3,560	$3,399
Finance lease liabilities	(17)	(28)	(20)
Other (1)	19	18	21
Total Ameriprise Financial long-term debt excluding finance lease liabilities and other	$3,400	$3,550	$3,400

Total equity (2)	$4,879	$4,144	$4,729
Equity of consolidated investment entities	(1)	(8)	(1)
Total equity excluding CIEs	$4,878	$4,136	$4,728

Total Ameriprise Financial capital	$8,277	$7,704	$8,128
Total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs	$8,278	$7,686	$8,128

Debt to capital
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital	41.1%	46.2%	41.8%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs (2)	41.1%	46.2%	41.8%

Available Capital for Capital Adequacy	$5,135	$5,377	$5,418

(1) Includes adjustments for net unamortized discounts, debt issuance costs and other lease obligations.
(2) Includes accumulated other comprehensive income, net of tax.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	March 31, 2024	December 31, 2023

Assets
Cash and cash equivalents	$7,071	$7,477
Cash of consolidated investment entities	135	87
Investments	56,249	55,489
Investments of consolidated investment entities	2,028	2,099
Market risk benefits	1,964	1,427
Separate account assets	79,753	77,457
Receivables	14,911	15,078
Receivables of consolidated investment entities	25	28
Deferred acquisition costs	2,701	2,713
Restricted and segregated cash and investments	1,591	1,635
Other assets	13,403	11,700
Other assets of consolidated investment entities	—	1
Total Assets	$179,831	$175,191

Liabilities
Policyholder account balances, future policy benefits and claims	$38,667	$37,545
Market risk benefits	1,335	1,762
Separate account liabilities	79,753	77,457
Customer deposits	36,982	37,321
Short-term borrowings	201	201
Long-term debt	3,398	3,399
Debt of consolidated investment entities	2,119	2,155
Accounts payable and accrued expenses	2,166	2,603
Other liabilities	10,275	7,974
Other liabilities of consolidated investment entities	56	45
Total Liabilities	174,952	170,462

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	9,924	9,824
Retained earnings	22,752	21,905
Treasury stock	(25,870)	(25,237)
Accumulated other comprehensive income, net of tax	(1,930)	(1,766)
Total Equity	4,879	4,729
Total Liabilities and Equity	$179,831	$175,191

Supplemental Non-GAAP Information:
Available Capital for Capital Adequacy	$5,135	$5,418

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended March 31,		% Better/ (Worse)	Per Diluted Share Quarter Ended March 31,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2024	2023		2024	2023
Net income	$990	$417	NM	$9.46	$3.79	NM
Adjustments:
Net realized investment gains (losses) (1)	—	3		—	0.03
Market impact on non-traditional long-duration products (1)	140	(475)		1.34	(4.32)
Integration/restructuring charges (1)	—	(10)		—	(0.09)
Net income (loss) attributable to consolidated investment entities	1	—		0.01	—
Tax effect of adjustments (2)	(29)	101		(0.28)	0.92
Adjusted operating earnings	$878	$798	10%	$8.39	$7.25	16%

Weighted average common shares outstanding:
Basic	102.8	107.9
Diluted	104.6	110.0
(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings
	Quarter Ended March 31,
(in millions, unaudited)	2024	2023
Total net revenues	$4,146	$3,742
Adjustments:
Net realized investment gains (losses)	—	3
Market impact on non-traditional long-duration products	2	—
CIEs revenue	44	41
Adjusted operating total net revenues	$4,100	$3,698

Total expenses	$2,927	$3,246
Adjustments:
CIEs expenses	43	41
Integration/restructuring charges	—	10
Market impact on non-traditional long-duration products	(138)	475
Adjusted operating expenses	$3,022	$2,720

Pretax income	$1,219	$496
Pretax adjusted operating earnings	$1,078	$978

Pretax income margin	29.4%	13.3%
Pretax adjusted operating margin	26.3%	26.4%

Ameriprise Financial, Inc.
Reconciliation Table: Available Capital for Capital Adequacy
(in millions, unaudited)	March 31, 2024	March 31, 2023	December 31, 2023
Ameriprise Financial GAAP Equity	$4,879	$4,144	$4,729
Less: AOCI	(1,930)	(1,985)	(1,766)
Ameriprise Financial GAAP Equity, excl AOCI	6,809	6,129	6,495
Less: RiverSource Life Insurance Co. GAAP Equity, excluding AOCI	2,017	1,667	1,851
Add: RiverSource Life Insurance Co. statutory total adjusted capital	2,637	3,108	3,093
Less: Goodwill and intangibles	2,603	2,497	2,622
Add: Other adjustments	309	304	303
Available Capital for Capital Adequacy	$5,135	$5,377	$5,418

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended March 31, 2023
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$496	$978
Income tax provision	$79	$180

Effective tax rate	15.9%	18.4%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended March 31, 2024
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,219	$1,078
Income tax provision	$229	$200

Effective tax rate	18.8%	18.6%

Ameriprise Financial, Inc.
Reconciliation Table: Asset Management General and Administrative Expense
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, unaudited)	2024	2023
Total G&A Expense	$403	$401	-
Less: Impact of performance fee compensation	11	2
Less: Impact of foreign exchange translation	4	—
Total G&A Expense excluding impact of performance fee compensation and foreign exchange translation	$388	$399	3%

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended March 31,
(in millions, unaudited)	2024	2023
Net income	$3,129	$2,741
Less: Adjustments (1)	(62)	(266)
Adjusted operating earnings	$3,191	$3,007

Total Ameriprise Financial, Inc. shareholders’ equity	$4,331	$4,032
Less: Accumulated other comprehensive income, net of tax	(2,174)	(2,037)
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	6,505	6,069
Less: Equity impacts attributable to the consolidated investment entities	(4)	(1)
Adjusted operating equity	$6,509	$6,070

Return on equity excluding AOCI	48.1%	45.2%
Adjusted operating return on equity excluding AOCI (2)	49.0%	49.5%

(1) Adjustments reflect the sum of after-tax net realized investment gains/losses, net of the reinsurance accrual; the market impact on non-traditional long-duration products (including variable and fixed deferred annuity contracts and UL insurance contracts), net of hedges and related reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; the market impact of hedges to offset interest rate and currency changes on unrealized gains or losses for certain investments; gain or loss on disposal of a business that is not considered discontinued operations; integration and restructuring charges; income (loss) from discontinued operations; and net income (loss) from consolidated investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) Adjusted operating return on equity, excluding AOCI is calculated using adjusted operating earnings in the numerator, and Ameriprise Financial shareholders’ equity, excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.